Exhibit 1

NOTICE TO THE HOLDERS OF NOTES ISSUED BY

OI S.A. – UNDER JUDICIAL REORGANIZATION,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION

AND

OI BRASIL HOLDINGS COÖPERATIEF U.A. – UNDER JUDICIAL REORGANIZATION

RIO DE JANEIRO, RJ, BRAZIL, June 15, 2018 — Oi S.A. – Under Judicial Reorganization (“Oi”), Portugal Telecom International Finance B.V. – Under Judicial Reorganization (“PTIF”) and Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization (“Oi Coop”; and together with Oi and PTIF, collectively the “Issuers”) announce today that they have commenced the settlement procedures for Non-Qualified Holders (as defined below) to receive the Non-Qualified Recovery (as defined below) applicable to the following series of notes:

•         Oi’s 9.75% Senior Notes due 2016 (CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68);

•         Oi’s 5.125% Senior Notes due 2017 (ISIN No. XS0569301830 and XS0569301327);

•         Oi’s 9.50% Senior Notes due 2019 (CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97);

•         Oi’s 5.50% Senior Notes due 2020 (CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67);

•         PTIF’s 4.375% Notes due March 2017 (ISIN No. XS0215828913);

•         PTIF’s 5.242% Notes due November 2017 (ISIN No. XS0441479804);

•         PTIF’s 5.875% Notes due 2018 (ISIN No. XS0843939918);

•         PTIF’s 5.00% Notes due 2019, (ISIN No. XS0462994343);

•         PTIF’s 4.625% Notes due 2020 (ISIN No. XS0927581842);

•         PTIF’s 4.50% Notes due 2025 (ISIN No. XS0221854200);

•         Oi Coop’s 5.625% Senior Notes due 2021 (ISIN No. XS1245245045 and XS1245244402); and

•         Oi Coop’s 5.75% Senior Notes due 2022 (CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42) (collectively, the “Notes”).

The terms and conditions for Non-Qualified Holders to validly participate and surrender Notes for the Non-Qualified Recovery are described in the Information Statement, dated June 15, 2018 (the “Information Statement”).  Copies of the Information Statement are available through the settlement website at https://sites.dfkingltd.com/oisettlement (the “Settlement Website”). Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the previously announced Amended and Restated Information and Election Statement dated February 14, 2018 (the “Election Statement”).

Subject to the terms and conditions described in the Information Statement, the deadline for Non-Qualified Holders to validly participate and surrender their Notes is 5:00 p.m., New York City time, on July 12, 2018, unless the deadline is extended by the Issuers in their sole discretion (such time and date, as the same may be extended, the “Expiration Date”).

“Non-Qualified Holders” are holders of Notes that (1) appear on the Non-Qualified Election List compiled by the Election Tabulation Agent and/or (2) Non-Qualified Transferees that are the beneficiaries of valid Non-Qualified Recovery Election Transfers, in each case, in accordance with the procedures set forth in the previously announced Amended and Restated Information and Election Statement dated February 14, 2018 (the “Election Statement”).  Capitalized terms used but not otherwise defined in this press release shall have the meaning given to them in the Election Statement.

In accordance with the procedures for Non-Qualified Recovery Election Transfers set forth in the Election Statement, no Non-Qualified Recovery Election Transfer will be recorded with respect to any transfer of Notes that occurs on or after June 15, 2018, the on which the Non-Qualified Settlement Procedure has commenced.  Any Non-Qualified Transfer Notice with respect to such transfer will not be accepted and shall be invalid.

Each Non-Qualified Holder that validly participates and surrenders their Notes in accordance with the procedures set forth in the Information Statement will receive a participation interest in the principal amount of US$500 under the Non-Qualified Credit Agreement for each US$1,000 of Bondholder Credits held by such Non-Qualified Holder (the “Non-Qualified Recovery”).

The Non-Qualified Recovery will consist of a participation interest under a credit agreement to be entered into by and among the Issuers, Telemar Norte Leste S.A. – Under Judicial Reorganization, Oi Móvel S.A. – Under Judicial Reorganization, Copart 4 Participações S.A. – Under Judicial Reorganization and Copart 5 Participações S.A. – Under Judicial Reorganization and Lucid Agency Services Limited, as facility agent substantially in the form of Exhibit A to the Information Statement (the “Non-Qualified Credit Agreement”).

The principal amount of the Non-Qualified Recovery that each Non-Qualified Holder that validly participates in the Non-Qualified Recovery Settlement will receive will be determined based on the amounts of credit evidenced by the Notes (the “Bondholder Credits”), which is the sum of the (i) principal amount of the Notes held by such Non-Qualified Holder, plus (ii) accrued and unpaid interest in respect of such Notes from the last interest payment date on which the applicable Issuer made an interest payment on such Notes to, but not including, June 20, 2016 (the “Accrued Interest”), converted into U.S. dollars, if applicable, at the exchange rate for Euros into U.S. dollars on December 11, 2017 as published by Bloomberg or at the exchange rate for reais into U.S. dollars on December 11, 2017 as published by the Brazilian Central Bank.

In order for a Non-Qualified Holder to validly participate and surrender its Notes in accordance with the procedures set forth in the Information Statement, such Non-Qualified Holder must access the Election Website, which is accessible at https://www.dfkingltdevents.com, and obtain its unique identification code that has been assigned by D.F. King (the “Information Agent”), to each Non-Qualified Holder (the “Unique Token Number”).  The Unique Token Number will be clearly displayed on the right hand column of each submission on the ‘My Submissions’ page and will consist of a prefix of DFKN and a five digit number.

The procedures for Non-Qualified Holders to properly participate in the surrender of its Notes and the settlement of the Non-Qualified Recovery depend on whether such Non-Qualified Holder holds its Notes through The Depository Trust Company and/or through Euroclear S.A./N.V. or Clearstream Banking.  In addition, the procedures for Non-Qualified Holders to properly participate in the surrender of Notes (other than the PTIF 2016 Notes (as defined below)) held through Euroclear S.A./N.V. or Clearstream Banking depend on whether or not such Non-Qualified Holder validly participated in the Small Creditor Program (as defined in the Election Statement). For a more detailed description of the procedures that each Non-Qualified Holder needs to follow to surrender its Notes, please see the Information Statement.

Holders of beneficial interests in PTIF’s 6.25% Notes due 2016 (ISIN No. PTPTCYOM0008) (the “PTIF 2016 Notes”) that appear on the Non-Qualified Election List may validly participate and surrender their PTIF 2016 Notes pursuant to the procedures set forth in a separate information statement relating to the Non-Qualified Recovery with respect to the PTIF 2016 Notes (the “PTIF 2016 Notes Non-Qualified Recovery Settlement”). Copies of the information statement relating to the Non-Qualified Recovery with respect to the PTIF 2016 Notes are available on the website of Lucid Issuer Services Ltd. as Information Agent for PTIF’s 6.25% Notes due 2016, at www.lucid-is.com/oi.

Non-Qualified Holders that do not validly participate and surrender their Notes in accordance with the procedures set forth in the Information Statement or the information statement relating to the PTIF 2016 Notes Non-Qualified Recovery Settlement will ONLY be entitled to receive the Default Recovery.

The settlement of the Non-Qualified Recovery is subject to the satisfaction or waiver of certain conditions described in the Information Statement.  The Issuers have the to modify, extend or otherwise amend the settlement of the Non-Qualified Recovery if any of such conditions are not satisfied and such conditions are not waived by the Issuers.

Questions and requests for assistance may be directed to the Information Agent at the Settlement Website or to Oi at LD-Bondholders@oi.net.br.

The Information Agent may also be contacted via email at oisettlement@dfkingltd.com or at their offices located at: 48 Wall Street, 22nd Floor, New York, New York 10005 United States and 125 Wood Street, London EC2V 7AN, United Kingdom.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Brazilian applicable regulation. Statements that are not historical facts, including statements regarding the potential terms and conditions of the subsequent Exchange Offer and Non-Qualified Settlement Procedure, the beliefs and expectations of the Issuers, business strategies, future synergies and cost savings, future costs and future liquidity are forward-looking statements. The words “will,” “may,” “should,” “could,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “plans,” “targets,” “goal” and similar expressions, as they relate to the Issuers or their management,  are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur, or that the Non-Qualified Recovery will occur on the terms described, or at all. Such statements reflect the current views of management of the Issuers and are subject to a number of risks and uncertainties. Such statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors.

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Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Issuers or their affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. Except as required under the Brazilian or U.S. federal securities laws or the rules and regulations of the CVM, the SEC or of regulatory authorities in other applicable jurisdictions, The Issuers and their affiliates disclaim any obligation to update, revise or publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures the Issuers make on related subjects in reports and communications that the Issuers file with the CVM and the SEC.

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